UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 9, 2007
SCHERING-PLOUGH CORPORATION
(Exact Name of Registrant as Specified in its Charter)

New Jersey	1-6571	22-1918501
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2000 Galloping Hill Road
Kenilworth, NJ 07033
(Address of Principal Executive Office)
Registrant’s telephone number, including area code: (908) 298-4000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03. Amendments to Articles of Incorporation or Bylaws: Change in Fiscal Year.
     In connection with the offering of the 6.00% Mandatory Convertible Preferred Stock, Schering-Plough has adopted a Certificate of Amendment to its Certificate of Incorporation. The Certificate of Amendment is attached as Exhibit 4.
Item 8.01. Other Events.
     On August 9, 2007, Schering-Plough Corporation priced its registered public offering of 50,000,000 common shares at $27.50 per share and its registered public offering of 10,000,000 shares of its 6.00% mandatory convertible preferred stock at $250 per share. The underwriters have an option to purchase up to an additional 7,500,000 common shares from Schering-Plough. The underwriters have an option to purchase up to an additional 1,500,000 shares of 6.00% mandatory convertible preferred stock from Schering-Plough with an aggregate liquidation value of $375 million. The offerings of the 6.00% Mandatory Convertible Preferred Stock and the common shares were made pursuant to Schering-Plough Corporation’s Registration Statement on Form S-3 (File No. 333-145055). Schering-Plough Corporation has filed Prospectus Supplements pursuant to Rule 424(b)(2) under the Securities Act of 1933 relating to the offerings.
In connection with the offerings, Schering-Plough Corporation entered into:
(i) an underwriting agreement relating to the issuance of its 6.00% Mandatory Convertible Preferred Stock among Schering-Plough Corporation and Goldman, Sachs & Co., Banc of America Securities LLC, Bear, Sterns & Co. Inc., Citigroup Global Markets Inc., and Morgan Stanley & Co. Incorporated (as representatives of the underwriters named therein), dated August 9, 2007 pursuant to which Schering-Plough has agreed to issue and sell to the underwriters 11,500,000 shares of its 6.00% Mandatory Convertible Preferred Stock, including 1,500,000 shares subject to an overallotment option, and
(ii) an underwriting agreement relating to the issuance of its common shares entered into among Schering-Plough Corporation and Goldman, Sachs & Co., Banc of America Securities LLC, Bear, Sterns & Co. Inc., Citigroup Global Markets Inc., and Morgan Stanley & Co. Incorporated (as representatives of the underwriters named therein), dated August 9, 2007, pursuant to which Schering-Plough has agreed to issue and sell to the underwriters 57,500,000 common shares, including 7,500,000 shares subject to an overallotment option.
The underwriting agreements are attached hereto as Exhibits 1.1 and 1.2.
     The shares of 6.00% mandatory convertible preferred stock have a liquidation preference of $250 per share, for an aggregate liquidation value of $2.5 billion. The preferred stock will pay dividends at a rate of 6.00 percent per annum, payable quarterly. The first dividend payment date will be November 15, 2007. Unless earlier converted, the 6.00% mandatory convertible preferred stock will automatically convert on August 13, 2010, into between approximately 74,206,000 and 90,909,000 common shares, assuming no exercise of the underwriters’ option to purchase additional shares. The conversion rate will be subject to anti-dilution adjustments in certain circumstances. The 6.00% mandatory convertible preferred stock has been approved for listing on the New York Stock Exchange under the ticker symbol “SGP PrB”, subject to issuance.
Item 9.01. Financial Statements and Exhibits.
     Schering-Plough Corporation is filing the Exhibits listed below pursuant to this Form 8-K for incorporation by reference into Schering-Plough Corporation’s Registration Statement on Form S-3 (File No. 333-145055).
(d)	Exhibits.

1.1	Underwriting Agreement, dated August 9, 2007, among Schering-Plough Corporation and Goldman, Sachs & Co., Banc of America Securities LLC, Bear, Sterns & Co. Inc., Citigroup Global Markets Inc., and Morgan Stanley & Co. Incorporated (as representatives of the several underwriters named therein) relating to the issuance of the 6.00% Mandatory Convertible Preferred Stock.

1.2	Underwriting Agreement, dated August 9, 2007, among Schering-Plough Corporation and Goldman, Sachs & Co., Banc of America Securities LLC, Bear, Sterns & Co. Inc., Citigroup Global Markets Inc., and Morgan Stanley & Co. Incorporated (as representatives of the several underwriters named therein) relating to the issuance of the common shares.

4	Certificate of Amendment to Schering-Plough Corporation’s Certificate of Incorporation relating to the 6.00% Mandatory Convertible Preferred Stock.

5.1	Opinion of McCarter & English, LLP relating to the common shares.

5.2	Opinion of McCarter & English, LLP relating to the 6.00% Mandatory Convertible Preferred Stock.

23.1	Consent of McCarter & English, LLP relating to the common shares (included in Exhibit 5.1).

23.2	Consent of McCarter & English, LLP relating to the 6.00% Mandatory Convertible Preferred Stock (included in Exhibit 5.2).

99.1	Press release dated August 9, 2007.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Schering-Plough Corporation

By: /S/ Susan Ellen Wolf

Susan Ellen Wolf
Corporate Secretary,
Vice President — Corporate Governance and
Associate General Counsel

Date: August 10, 2007

EXHIBIT INDEX

Number	Description
1.1	Underwriting Agreement, dated August 9, 2007, among Schering-Plough Corporation and Goldman, Sachs & Co., Banc of America Securities LLC, Bear, Sterns & Co. Inc., Citigroup Global Markets Inc., and Morgan Stanley & Co. Incorporated (as representatives of the several underwriters named therein) relating to the issuance of the 6.00% Mandatory Convertible Preferred Stock.

1.2	Underwriting Agreement, dated August 9, 2007, among Schering-Plough Corporation and Goldman, Sachs & Co., Banc of America Securities LLC, Bear, Sterns & Co. Inc., Citigroup Global Markets Inc., and Morgan Stanley & Co. Incorporated (as representatives of the several underwriters named therein) relating to the issuance of the common shares.

4	Certificate of Amendment to Schering-Plough Corporation’s Certificate of Incorporation relating to the 6.00% Mandatory Convertible Preferred Stock.

5.1	Opinion of McCarter & English, LLP relating to the common shares.

5.2	Opinion of McCarter & English, LLP relating to the 6.00% Mandatory Convertible Preferred Stock.

23.1	Consent of McCarter & English, LLP relating to the common shares (included in Exhibit 5.1).

23.2	Consent of McCarter & English, LLP relating to the 6.00% Mandatory Convertible Preferred Stock (included in Exhibit 5.2).

99.1	Press release dated August 9, 2007.